Calculation of Filing Fee Tables
F-1
Einride AB
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, par value SEK 0.004585 per share (Secondary Offering)	Other	17,589,671	$ 4.13	$ 72,645,341.23	0.0001381	$ 10,032.32
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 72,645,341.23		$ 10,032.32
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 10,032.32
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional ordinary shares, par value SEK 0.004585 per share ("Ordinary Shares"), of the Registrant as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. (2) Consists of 17,589,671 Ordinary Shares as represented by American depositary shares ("ADSs"), each representing one Ordinary Share, registered for resale by certain of selling securityholders named in this Registration Statement. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low prices of ADSs as reported on September 10, 2026, which was approximately $4.13 per ADS. (3) ADSs issuable upon deposit of the Ordinary Shares registered hereby and that may be evidenced by American depositary receipts are registered under a separate registration statement on Form F-6 (Registration No. 333-295374).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Ordinary Shares, par value SEK 0.004585 per share, underlying Warrants (Primary Offering)	10,340,310	$ 118,913,565.00	F-1	333-297308	07/15/2026
2	Equity	Ordinary Shares, par value SEK 0.004585 per share (Secondary Offering)	103,961,050	$ 794,262,422.00	F-1	333-297308	07/15/2026
3	Equity	Warrants to purchase Ordinary Shares, par value SEK 0.004585 per share (Secondary Offering)	118,374	$ 0.00	F-1	333-297308	07/15/2026
4	Equity	Ordinary Shares, par value SEK 0.004585 per share, underlying Warrants (Secondary Offering)	118,374	$ 0.00	F-1	333-297308	07/15/2026
Prospectus Note
[1]	Pursuant to Rule 416(a) of the Securities Act, the previous registration statement (File No. 333-297308) also registered an indeterminable number of additional Ordinary Shares as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions with respect to the securities registered pursuant to such registration statement. Consists of an aggregate of 10,340,310 Ordinary Shares, as represented by ADSs, issuable by the Registrant upon exercise of the Warrants (as defined in the Registration Statement) by the holders thereof registered for issuance in the Combined Prospectus (as defined in this registration statement) included in this registration statement. ADSs issuable upon deposit of the Ordinary Shares registered under the previous registration statement (File No. 333-297308) and that may be evidenced by American depositary receipts are registered under a separate registration statement on Form F-6 (Registration No. 333-295374).

[2]	Pursuant to Rule 416(a) of the Securities Act, the previous registration statement (File No. 333-297308) also registered an indeterminable number of additional Ordinary Shares as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions with respect to the securities registered pursuant to such registration statement. Consists of 103,961,050 Ordinary Shares (inclusive of 118,374 Ordinary Shares issuable upon exercise of the Initial Shareholder Warrants (as defined in the Registration Statement)) registered for resale by the selling securityholders named in the Combined Prospectus included in this registration statement. ADSs issuable upon deposit of the Ordinary Shares registered under the previous registration statement (File No. 333-297308) and that may be evidenced by American depositary receipts are registered under a separate registration statement on Form F-6 (Registration No. 333-295374).

[3]	Pursuant to Rule 416(a) of the Securities Act, the previous registration statement (File No. 333-297308) also registered an indeterminable number of additional Ordinary Shares as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions with respect to the securities registered pursuant to such registration statement. Consists of 118,374 Warrants registered for resale by the selling securityholders name in the Combined Prospectus included in this registration statement. ADSs issuable upon deposit of the Ordinary Shares registered under the previous registration statement (File No. 333-297308) and that may be evidenced by American depositary receipts are registered under a separate registration statement on Form F-6 (Registration No. 333-295374).

[4]	Pursuant to Rule 416(a) of the Securities Act, the previous registration statement (File No. 333-297308) also registered an indeterminable number of additional Ordinary Shares as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions with respect to the securities registered pursuant to such registration statement. Consists of 118,374 Ordinary Shares issuable upon exercise of the Warrants by the holders thereof registered for resale by the selling securityholders named in the Combined Prospectus included in the Registration Statement. ADSs issuable upon deposit of the Ordinary Shares registered under the previous registration statement (File No. 333-297308) and that may be evidenced by American depositary receipts are registered under a separate registration statement on Form F-6 (Registration No. 333-295374).